                                                                  CONFORMED COPY
                                                                  --------------

                                                                    EXHIBIT 10.2



                             DATED 21ST APRIL 1998



                          PRESTOLITE ELECTRIC LIMITED


                                    - and -


                      LOMBARD NATWEST DISCOUNTING LIMITED




--------------------------------------------------------------------------------

                         INVOICE DISCOUNTING AGREEMENT
                                  RELATING TO
         A COMMITTED INVOICE DISCOUNTING FACILITY OF (Pounds)7,000,000
--------------------------------------------------------------------------------



                                  WILDE SAPTE
                                 1 Fleet Place
                                London EC4M 7WS

                               Tel. 0171 246 7000
                               Fax. 0171 246 7777
                           REF. AJW/MNS/BF0306931.10

                               TABLE OF CONTENTS

CLAUSE     HEADING                                         PAGE NUMBER

1.         DEFINITIONS AND INTERPRETATION.........................   1
1.1        Definitions............................................   1
1.2        Headings...............................................  14
1.3        Interpretation.........................................  14

2.         INVOICE DISCOUNTING FACILITY...........................  15
2.1        Invoice Discounting Facility...........................  15
2.2        Additional Clients.....................................  15

3.         PURPOSE................................................  15
3.1        Purpose of the Invoice Discounting Facility............  15
3.2        Undertaking by the Clients.............................  15
3.3        No liability...........................................  16

4.         CONDITIONS PRECEDENT...................................  16
4.1        Conditions precedent...................................  16
4.2        Confirmation of satisfaction...........................  16

5.         AVAILABILITY OF INVOICE DISCOUNTING FACILITY...........  16
5.1        Clients' offer to sell.................................  16
5.2        Purchase...............................................  16
5.3        Conditions to Payment..................................  16
5.4        Facility Limit.........................................  17
5.5        Calculation of Available Amount........................  17
5.6        Variation of Global Deduction Percentage...............  19
5.7        Determination of Substantial Debt Deduction............  20
5.8        Assignment of Purchased Receivables....................  20
5.9        Goods..................................................  21
5.10       Collection.............................................  21

6.         REMUNERATION...........................................  22
6.1        Determination of the Funding Amount....................  22
6.2        Discounting Charge.....................................  23
6.3        Calculation and Payment of Remuneration................  23
6.4        Default Interest.......................................  23
6.5        Expenses...............................................  23
6.6        Records................................................  23
6.7        LND's Determination....................................  23

7.         TERMINATION, REPURCHASE AND CANCELLATION...............  24
7.1        Repurchase.............................................  24
7.2        Mandatory repurchase on Sale or Listing................  24
7.3        Voluntary repurchase of Receivables....................  24
7.4        Cancellation of Invoice Discounting Facility...........  24
7.5        Refinancing Fees.......................................  24

8.         CHANGES IN CIRCUMSTANCES...............................  25
8.1        Illegality.............................................  25
8.2        Certificates...........................................  25

9.         PAYMENTS...............................................  25
9.1        Place and time.........................................  25
9.2        Funds..................................................  25

9.3        Business Days..........................................  25
9.4        Currency...............................................  25
9.5        Accounts as evidence...................................  26
9.6        Partial payments.......................................  26
9.7        Set-off and counterclaim...............................  26
9.8        Grossing-up............................................  26

10.        SECURITY...............................................  28
10.1       Security Documents.....................................  28

11.        REPRESENTATIONS AND WARRANTIES.........................  28
11.1       Representations and warranties.........................  28
11.2       Repetition.............................................  31

12.        UNDERTAKINGS...........................................  32
12.1       Information undertakings...............................  32
12.2       Positive undertakings..................................  35
12.3       Negative undertakings..................................  38
12.4       Financial undertakings.................................  40

13.        DEFAULT................................................  41
13.1       Default................................................  41
13.2       Acceleration, etc......................................  44

14.        SET-OFF................................................  44

15.        FEES AND EXPENSES......................................  44
15.1       Expenses...............................................  44
15.2       Administration fees....................................  45
15.3       Arrangement Fee........................................  45
15.4       Documentary Taxes indemnity............................  45
15.5       VAT....................................................  45
15.6       Indemnity payments.....................................  45
15.7       Debiting authority.....................................  46

16.        WAIVERS:  REMEDIES CUMULATIVE..........................  46

17.        MISCELLANEOUS..........................................  46
17.1       Severance..............................................  46
17.2       Counterparts...........................................  46

18.        NOTICES................................................  46
18.1       Method.................................................  46
18.2       Delivery...............................................  46
18.3       Addresses..............................................  47
18.4       Deemed receipt.........................................  47

19.        ASSIGNMENTS AND TRANSFERS..............................  48
19.1       Benefit of Agreement...................................  48
19.2       Assignments and transfers by Clients...................  48
19.3       Assignments by LND.....................................  48
19.4       Transfers by LND.......................................  48
19.5       Disclosure of information..............................  48

20.        INDEMNITIES............................................  48
20.1       Currency indemnity.....................................  48
20.2       General................................................  49

21.        LAW....................................................  49
21.1       Law....................................................  49

SCHEDULE 1 CONDITIONS PRECEDENT...................................  50
SCHEDULE 2 FORM OF ACCESSION AGREEMENT............................  52
SCHEDULE 3 Part I.................................................  55
SCHEDULE 3 Part II................................................  56


THIS AGREEMENT is made on  21st April 1998

BY:

(1) PRESTOLITE ELECTRIC LIMITED, a company incorporated in England and Wales with registered number 01189048 (the "INITIAL CLIENT"); and

(2) LOMBARD NATWEST DISCOUNTING LIMITED of Smith House, Elmwood Avenue, Feltham, Middlesex TW13 7QD ("LND").

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this Agreement:

       "ACCESSION AGREEMENT" means an agreement substantially in the form set out in Schedule 2.

       "ACCOUNTANTS' REPORT" means the report dated on or about 5th September 1997 prepared by Messrs. Coopers & Lybrand relating to the Target Assets and the trading forecasts or the business conducted by operation of the Target Assets, addressed among others, to LND.

       "ACCOUNTING PERIOD" has the meaning given to that term in Clause 12.1(b).

       "ACCOUNTING PRINCIPLES" means the GAAP used in the preparation of the Business Plan.

       "ACCOUNTS" means:

       (a) in relation to the Initial Client, its audited consolidated accounts (including all additional information and notes to the accounts but for the avoidance of doubt excluding the accounts of the Parent) together with the relevant directors' report and auditors' report; and

       (b) in relation to any other Group Company from time to time, its audited accounts (including all additional information and notes to the accounts) together with the relevant directors' report and auditors' report.

       "ACQUISITION AGREEMENTS" means the assets sale and purchase agreement dated 22nd January 1998 relating to the sale and purchase of various assets of the Vendor and the LAO Sale and Transition Agreement each made between the Vendor and the Initial Client.

       "ACQUISITION COSTS" means those fees, commissions, costs and expenses reasonably and properly incurred by the Initial Client in relation to its acquisition of the Target Assets.

       "ACQUISITION DOCUMENTS" means the Acquisition Agreements together with all other documents referred to in the Acquisition Agreements or relating to the acquisition of the Target Assets but, for the avoidance of doubt, shall not include the Disclosure Letter.

       "ACQUISITION GOODWILL" means the net goodwill arising on the acquisition of the Target Assets.

       "ACT" means the Companies Act 1985.

       "ADVICE TRANSMISSION" means, in relation to a Purchased Receivable, a modem transmission from the Client to LND in a form acceptable to LND.

       "APPROVED CURRENCIES" means each of:

       (a)  Sterling;

       (b)  US Dollars; and

       (c) such other currency as is approved in writing by LND.

       "AUDITORS" means, in relation to each Group Company, Coopers and Lybrand or any other firm of chartered accountants of internationally recognised standing that has been appointed as auditors of such Group Company.

       "AVAILABLE AMOUNT" means the maximum aggregate amount available to be drawn down by the Clients under Clause 5.5 and for the time being undrawn.

       "BASE RATE" means:

       (a)    in relation to Sterling NWB's base rate from time to time; and

       (b) in relation to any other Approved Currency LND cost of funding such Alternative Currency from NWB.

       "BLUE CHIP CUSTOMERS" means each of Mitsubishi, RVI (Renault), Volvo and Daimler-Benz.

       "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in:

       (a)  London; and

       (b) in relation to a transaction involving an Approved Currency, in the principal financial centre of that Approved Currency.

       "BUSINESS PLAN" means the bundle of papers prepared by the management of the Initial Client in the agreed form describing the nature and extent of, and prospects for, the Group's businesses and operations.

       "CAPITAL EXPENDITURE" has the meaning given to that term by GAAP.

       "CASHFLOW" means, in respect of the Group in relation to any period, the aggregate of PBIT and Depreciation charged to the profit and loss account for that period:

       (a) plus the net proceeds of fixed assets disposed of during that period to the extent included in the Operating Budget which has been approved by NWB for that period;

       (b) plus any decrease, or minus any increase, in Net Working Capital during that period;

       (c) plus any receipts by way of Extraordinary Items and minus any payments by way of Extraordinary Items, in each case, received or made during that period;

       (d) minus any dividends paid in respect of minority interests for that period;

       (e) plus any dividends received from other fixed assets investments during that period;

       (f) plus income from participating interests in associated undertakings to the extent received in cash and minus any payment made to associated undertakings during that period;

       (g) plus any increase or minus any decrease in provisions for liabilities and charges made in respect of that period;

       (h) minus Capital Expenditure in respect of that period paid or contractually required to be paid during that period;

       (i) plus realised exchange gains and minus realised exchange losses charged during that period to the extent not already taken account of in PBIT for that period;

       (j) minus the aggregate of all corporation or other similar Taxes paid during that period;

       (k)    minus the Restructuring Costs for the relevant period;

       (l) plus the amount by which the Funding Amount on the last day of the relative period is in excess of the Funding Amount on the first day of the relative period or minus the amount by which the Funding Amount on the last day of the relative period is less than the Funding Amount on the first day of the relative period; and

       (m)  plus the Available Amount.

       (For the purposes of this definition: "NET WORKING CAPITAL" means the aggregate of Current Assets (excluding all of cash at bank and cash in hand, all assets in relation to Tax and accrued interest receivable) less the aggregate of Current Liabilities (excluding moneys due in relation to the Invoice Discounting Facility, the Parent Loan and liabilities in relation to Tax, Extraordinary Items and dividends payable); "CURRENT ASSETS" means, in relation to the Group, the aggregate value of its assets which are treated as current assets in accordance with GAAP; and "CURRENT LIABILITIES" means, in relation to the Group, the aggregate value of its liabilities which are treated as current liabilities in accordance with GAAP).

       "CERTIFIED COPY" means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

       "CHARGING GROUP COMPANIES" means the Initial Client and each of its UK Subsidiaries (other than any Dormant Subsidiary)which has granted, or is by the terms of this Agreement to grant, a Guarantee or a Deed of Charge; and "CHARGING GROUP COMPANY" shall be construed accordingly.

       "CLIENTS" means the Initial Client and any other Charging Group Company that becomes a party to this Agreement pursuant to Clause 2.2; and "CLIENT" shall be construed accordingly.

       "COMMENCEMENT DATE" means the date upon which LND notifies the Initial Client that all of the conditions set out in Schedule 1 have been satisfied or waived.

       "COMPLETION" means the completion of the sale and purchase of the Target Assets pursuant to the Acquisition Agreements.

       "COMPLIANCE CERTIFICATE" has the meaning given to that term in Clause 12.1(f).

       "CONNECTED" has the meaning given to that term by Section 249 of the Insolvency Act 1986.

       "CUSTOMER" means the debtor in relation to a Purchased Receivable.

       "DANGEROUS MATERIALS" means any element or substance, whether consisting of gas, liquid, solid or vapour, identified by any Environmental Law to be, to have been, or to be capable of being or becoming, harmful to mankind or any living organism or damaging to the Environment.

       "DEBENTURE" means a debenture in the agreed form executed or to be executed by a Group Company in favour of LND.

       "DEED OF CHARGE" means an instrument in the agreed form executed or to be executed by any Charging Group Company in favour of LND over its respective book and other debts which do not in the case of any Group Company not acceding to the terms of this Agreement by virtue of an executed and delivered Accession Agreement vest in LND pursuant to the terms set out herein.

       "DEFAULT" means any event specified as such in Clause 13.1.

       "DEFAULT NOTICE" has the meaning given to that term in Clause 13.2.

       "DEPRECIATION" has the meaning given to that term by GAAP.

       "DISCLOSURE LETTER" has the meaning given to that term in the Acquisition
              Agreements.

       "DISCOUNTING CHARGE" means the discount charge to be paid by the Initial Client under Clause 6.2.

       "DISCOUNTING DOCUMENTS" means this Agreement, the Security Documents and any guarantee and any document creating security executed and delivered after the date of this

       Agreement as security for any of the obligations and liabilities of any Client under any other Discounting Document.

       "DISCOUNTING RATE" means the aggregate of:

       (a)  the Base Rate; and

       (b)  the Margin.

       "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

       "DISPOSAL PROCEEDS" means, in respect of a Disposal by a Group Company, the gross consideration receivable by that Group Company for that Disposal less all Taxes, costs and expenses directly incurred in respect of that Disposal.

       "DORMANT SUBSIDIARY" means, on any given date, a Group Company (a) which has been dormant within the meaning of section 250(3) of the Act for the period of 12 months ending on that date and (b) the value of whose assets does not exceed in aggregate (Pounds)5,000.

       "ENCUMBRANCE" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by any Group Company.

       "ENVIRONMENT" means all or any of the following media: air (including air within buildings or other structures and whether above or below ground); land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land); land covered with water; and water (including sea, ground and surface water).

       "ENVIRONMENTAL LAW" means any statutory or common law, treaty, convention, directive or regulation having legal or judicial effect whether of a criminal or civil nature, concerning:

       (a)    pollution or contamination of the Environment;

       (b) harm, whether actual or potential, to mankind and human senses, living organisms and ecological systems;

       (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Dangerous Materials; and

       (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Dangerous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

       "ENVIRONMENTAL REPORT" means the report prepared by EAG Environ dated 5th September 1997 relating to the business to be acquired by the Initial Client and the business of the Initial Client addressed to the Initial Client. [JW]

       "EXCEPTIONAL ITEMS" has the meaning given to that term in FRS3, but excluding those items listed in paragraph 20 of FRS3.

       "EXTRAORDINARY ITEMS" has the meaning given to that term in FRS3, but including those items listed in paragraph 20 of FRS3.

       "FACILITY LIMIT" means the aggregate principal sum of (Pounds)7,000,000 or the Sterling Equivalent;

       "FINANCE LEASE" means any lease, hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with SSAP 21 (or any successor to SSAP 21) as a finance lease or in the same way as a finance lease.

       "FINANCE LEASE EXPENDITURE" means the capital value of any asset the subject of a Finance Lease to which a Group Company is a party.

       "FINANCIAL GUARANTEE" means a bank guarantee being a direct credit substitute to which the Bank of England attributes a credit conversion factor of 100 per cent. for the purpose of risk asset weighting calculations in accordance with its notice "Implementation in the United Kingdom of the Solvency Ratio Directive" (BSD/1990/3 as amended, supplemented or replaced from time to time).

       "FINANCIAL YEAR", in relation to a company, has the meaning given to that expression in section 223 of the Act.

       "FRS" together with a number means the financial reporting standard from time to time issued by the Accounting Standards Board for application in England and Wales and identified by reference to that number.

       "FUNDING AMOUNT" means the amount calculated under Clause 6.1, and in relation to an Approved Currency not in sterling is calculated at the Sterling Equivalent.

       "GAAP" means, in relation to a company, accounting principles, concepts, bases and policies generally adopted and accepted in the jurisdiction of its incorporation.

       "GLOBAL DEDUCTION PERCENTAGE" means twenty per cent. or such other percentage calculated in accordance with Clause 5.6.

       "GOODS" means goods provided by a Client in relation to which a Purchased Receivable is created.

       "GROUP" means the Initial Client and each of its Subsidiaries for the time being; and "GROUP COMPANY" means any one of them.

       "GUARANTEE" means a guarantee in the agreed form executed or to be executed by a Charging Group Company in favour of LND.

       "INDEBTEDNESS" means, in relation to a person, its obligation (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

       (a)    moneys borrowed or raised;

       (b)    any bond, note, loan stock, debenture or similar instrument;

       (c) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility;

       (d) the supply of any goods or services which is more than 45 days past the expiry of the period customarily allowed by the relative supplier after the due date;

       (e)    any Finance Lease;

       (f) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of contracts;

       (g) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

       (h) any arrangement pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company (whether following the exercise of an option or otherwise); or

       (i) any guarantee, indemnity or similar assurance against financial loss given in respect of the obligation of any person falling within any of (a) to (h) above.

       "INFORMATION PACKAGE" means:

       (a)    the Accountants' Report;

       (b)    the Business Plan; and

       (c)    the Environmental Report.

       "INVOICE DISCOUNTING FACILITY" means the invoice discounting facility of up to (Pounds)7,000,000 referred to in Clause 2.1 or the Sterling Equivalent.

       "LAO SALE AND TRANSITION AGREEMENT" means the sale and transition agreement dated 22nd January 1998 and made between the Vendor and the Initial Client.

       "LISTING" means a listing of any issued shares in the Initial Client on the Official List on the London Stock Exchange.

       "MANAGEMENT ACCOUNTS" has the meaning given to that term in Clause
       13.1(b).

       "MARGIN" means, 1.75 per cent. per annum.

       "MATERIAL ADVERSE EFFECT" means a material adverse effect in the opinion of LND (acting reasonably) on (a) the ability of any Group Company to comply with its obligations under any Discounting Document or (b) the business, financial condition or assets of the Group taken as a whole.

       "MEMORANDUM OF REPAYMENT" means the memorandum relating to a partial prepayment of the Parent Loan from the Initial Client to the Parent.

       "MITSUBISHI" means Mitsubishi Caterpillar Forklift Europe BV a company incorporated under the laws of the Netherlands with registered number 39052636 Lelystad.

       "NOTE INDENTURE" means the indenture governing the Parent's 9/5//8 per cent. senior notes due 2008.

       "NWB" means National Westminster Bank Plc.

       "NWB PRIORITY LETTER" means the letter from NWB to LND regarding the priorities of their respective security.

       "NWB SECURITY" means the mortgage debenture dated 22nd January 1987 made between the Initial Client and NWB and the other security and guarantees and indemnities in favour of NWB.

       "OFFER" means a written offer, substantially in the form set out in
       Schedule 3, Part 1, by the Initial Client (on behalf of the Clients) to LND to sell each of its Receivables to LND.

       "OPERATING BUDGET" means, in relation to the Group and the period starting not later than the date of this Agreement and ending on 31st December 1998 the budget as disclosed in the Business Plan, and in relation to each successive 12 month period thereafter during the Security Period:

       (a)    a projected consolidated balance sheet;

       (b)    a projected consolidated profit and loss account;

       (c)    a projected consolidated cashflow statement; and

       (d) projected covenant calculations relating to each financial undertaking contained in Clause 12.4,

       relative to each such period and on a month by month basis and with Management's commentary drawing on the previous period's performance and forecast market conditions.

       "PARENT" means Prestolite Electric Incorporated a corporation incorporated under the laws of the state of Delaware.

       "PARENT LOAN" means a loan made by the Parent to the Initial Client for the purposes of the acquisition of the Target Assets pursuant to the Acquisition Agreements.

       "PARENT LOAN AGREEMENT" means the agreement between the Parent and the Initial Client under which the Parent Loan is made available or is to be made available.

       "PARTY" means a party to this Agreement.

       "PBIT" means, in relation to any period, the consolidated profit of the Group for that period before Taxation and Total Debt Costs for that period, but excluding:

       (a)    profit attributable to minority interests;

       (b)    Extraordinary Items;

       (c)    Exceptional Items;

       (d)    any profit or loss arising on the disposal of fixed assets;

       (e) any amount amortised in respect of Acquisition Costs in accordance with FRS4;

       (f)    amounts written off the value of investments;

       (g)    amounts written off the value attributed to Acquisition Goodwill;

       (h) income from participating interests in associated undertakings and income from any other fixed asset investment;

       (i)    realised and unrealised exchange gains and losses; and

       (j)    the Restructuring Costs.

       "PERMITTED ENCUMBRANCE" means:

       (a)    any Encumbrance created under any of the Discounting Documents;

       (b) any right of set-off or lien, in each case arising by operation of law;

       (c) any retention of title to goods supplied to a Group Company in the ordinary course of its trading activities;

       (d) any right of set-off over credit balances on bank accounts of Group Companies created in order to facilitate the operation of those bank accounts and other bank accounts of other Group Companies;

       (e) any agreement entered into by a Group Company in the ordinary course of its trading activities to sell or otherwise dispose of any asset on terms whereby that asset is or may be leased to or re-acquired or acquired by a Group Company; and

       (f)    the NWB Security.

       "PERMITTED INDEBTEDNESS" means:

       (a)    Indebtedness arising under any of the Discounting Documents;

       (b) Indebtedness existing at the date of this Agreement between Group Companies;

       (c)    Indebtedness under any Finance Lease;

       (d) Indebtedness of any Charging Group Company to another Charging Group Company;

       (e)    Indebtedness arising under the Parent Loan;

       (f) Indebtedness of any Group Company to the extent that it is the subject of a Financial Guarantee;

       (g) Indebtedness not otherwise referred to in paragraphs (a) to (f) above (inclusive) in an aggregate principal amount not exceeding (Pounds)50,000 for the Group taken as a whole.

       "POTENTIAL DEFAULT" means an event or omission which, with the giving of any notice, the lapse of time, the determination of materiality or the satisfaction of any other condition under Clause 13.1, would be a Default.

       "PURCHASED RECEIVABLE" means each Receivable other than any Unpurchased Receivable.

       "QUARTER DATES" means 31st March, 30th June, 30th September and 31st December.

       "RECEIVABLES" means all the book or other debts of any Client in relation to the sale of goods or the provision of services in the ordinary course of its trading by any Client to Customers (including, for the avoidance of doubt, any debts payable to the Initial Client pursuant to the LAO Sale and Transition Agreement) which shall also include all such Client's rights under the relative contract and in the relative goods but excluding:

       (a) any book or other debt until the relative goods or services have been provided to the Customer; or

       (b) those debts payable against documents under an irrevocable letter of credit confirmed by a bank in the United Kingdom before the Client parts with possession of such goods.

       "REMUNERATION PAYMENT DATE" means in relation to each calendar month the last Business Day of such period.

       "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the Limitation Act 1980 the possibility that an undertaking to assume liability for or to indemnify against non-payment of United Kingdom stamp duty may be void, defences of set-off or counterclaim and similar principles.

       "RESTRUCTURING COSTS" means the costs of restructuring the business of the Group after the acquisition of the Target Assets up to a maximum of:

       (a) (Pounds)1,800,000 in relation to the Financial Year of the Initial Client ending on 31st December 1998; and

       (b) (Pounds)300,000 in relation to the Financial Year of the Initial Client ending on 31st December 1999.

       "SALE" means (i) a sale of the entire issued share capital of the Initial Client to a single purchaser (or to one or more purchasers as part of a single transaction) or (ii) a sale of all, or 85% or more of the Initial Client's assets calculated by reference to the Initial Client's latest Accounts or Management Accounts.

       "SECURITY DOCUMENTS" means:

       (a)    any Guarantee executed by a Group Company;

       (b)    any Deed of Charge executed by a Group Company;

       (c)    the Subordination Agreement;

       (d) any guarantee and any document creating security executed and delivered after the date of this Agreement as security for any of the obligations and liabilities of any Client and any other Group Companies under any Discounting Document; and

       (e)    the NWB Priority Letter.

       "SECURITY PERIOD" means the period starting on the date of this Agreement and ending on the date on which all of the obligations and liabilities of the Group Companies under each Discounting Document are discharged in full and LND has no continuing obligation in relation to this Agreement.

       "SERVICE" means services provided by the Clients in relation to which a Purchased Receivable is created.

       "SSAP" together with a number means the statement of standard accounting practice issued by the Institute of Chartered Accountants for application in England and Wales and identified by reference to that number.

       "STERLING" and "(Pounds)" mean the lawful currency for the time being of the United Kingdom.

       "STERLING EQUIVALENT" means in relation to an amount in an Alternative Currency on the day on which the calculation falls to be made, the amount of Sterling which could be purchased with that amount of the Alternative Currency using NWB's spot rate of exchange for purchase in the London foreign exchange market of Sterling with the Alternative Currency at or about 11.00 a.m. on the Second Business Day before that date.

       "SUBORDINATION AGREEMENT" means the subordination agreement made or to be made between (1) the Initial Client, (2) the Parent and (3) LND.

       "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Act.

       "SUBSTANTIAL DEBT DEDUCTION" means, in relation to any Customer, the amount as determined under Clause 5.7.

       "SUBSTANTIAL RECEIVABLE" means the aggregate of the Purchased Receivables from a Customer that exceeds 10 per cent. of the aggregate of the Purchased Receivables from time to time.

       "TANGIBLE NET WORTH" means, on any date, the aggregate amount of the paid up issued share capital of the Initial Client as at that date including amounts standing to the credit of the share premium account and any capital redemption reserves plus or minus, as the case may be, the aggregate amount standing in the Group's capital and revenue reserves (on a consolidated basis) as at that date:

       (a) adjusted as may be appropriate to take account of any variation in that share capital account and share premium account since the date to which such accounts shall have been made up;

       (b) deducting any amounts attributable to any intangible asset included as an asset in the Initial Client's latest consolidated balance sheet excluding amounts attributable to Acquisition Goodwill and trade marks or similar property;

       (c) excluding any capital accounts or reserves derived from any writing up of book value of any assets of any Group Company above historic cost less accumulated Depreciation at any time after Completion;

       (d) adding back any diminution due to the writing off of Acquisition Goodwill;

       (e)    excluding any minority interest arising on consolidation;

       (f) including exchange gains and losses arising on consolidation accounted for through reserves in accordance with SSAP 20;

       (g) adding back any finance or issue costs arising from the transactions contemplated by the Transaction Documents to which any Group Company is a party, in accordance with FRS4, to the extent that they have been written off against either the capital or revenue reserves;

       (h)    including the Parent Loan; and

       (i) adding or deducting, as the case may be, any credit or any debit balance on the Group's consolidated profit and loss account attributable to the period in relation to which the calculation falls to be made.

       "TARGET ASSETS" means those assets acquired by the Initial Client pursuant to the Acquisition Agreements.

       "TAXES" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and "TAX" and "TAXATION" shall be construed accordingly.

       "TERMINATION DATE" means the last Business Day of the 3 year period from the date of this Agreement or such later date as is agreed in writing between the Initial Client (on behalf of the Clients) and LND under Clause 7.1.

       "TOTAL DEBT" means the aggregate of:

       (a) that part of the Indebtedness of Group Companies which relates to obligations for the payment or repayment of money in respect of principal incurred in respect of (i) moneys borrowed or raised,
              (ii) any bond, note, loan stock, debenture or similar instrument, or (iii) any acceptance credit, bill discounting, note purchase, factoring or documentary credit facility (including, for the avoidance of doubt, any indebtedness under this Agreement); and

       (b) the capital element of all rentals or, as the case may be, other payments payable under any Finance Lease entered into by any Group Company.

       "TOTAL DEBT COSTS" means, in relation to any period, all interest, commissions, periodic fees and other financing charges payable by the Group Companies during that period (including the interest element payable under any Finance Lease) less any interest receivable in respect of cash balances, less any sums receivable or plus any sums payable by any Group Company of whatever description during that period and for the avoidance of doubt excluding (i) any fees and commission paid in relation to the acquisition of the Target Assets, and (ii) any amounts amortised on finance costs and issue costs arising from the acquisition of the Target Assets in accordance with FRS4.

       "TOTAL OBLIGATIONS" means, in relation to any period, without double counting, the aggregate of:

       (a)    Total Debt Costs for that period;

       (b)    any dividends declared payable in respect of that period;

       (c)    all interest payable on the Parent Loan in respect of that period;
              and

       (d) the capital element of all rentals or, as the case may be, other payments payable in that period under any Finance Lease entered into by any Group Company.

       "TRANSACTION DOCUMENTS" means, in relation to a Group Company, each of the following documents to which it is a party: the Acquisition Documents, the Discounting Documents, and the Parent Loan Agreement.

       "UNPURCHASED RECEIVABLE" means:

       (a)    any Receivable not denominated in an Approved Currency;

       (b)    any Receivable where the debtor is Connected with a Client; and

       (c) any Receivable arising from the conduct of trading activities of a Client other than those undertaken at the date of this Agreement or which LND have approved in writing.

       "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same.

       "VENDOR" means Lucas Limited of Stratford Road, Solihull, West Midlands B90 4LA, a company incorporated in England and Wales with registered number 872948.

1.2    HEADINGS

       The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3    INTERPRETATION

       In this Agreement (unless otherwise provided):

       (a) words importing the singular shall include the plural and vice versa;

       (b) references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

       (c) references to any Discounting Document or any other document shall be construed as references to that Discounting Document or that other document, as amended, varied, novated or supplemented in writing as the case may be;

       (d) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

       (e) references to a document being "IN THE AGREED FORM" means that document the form and content of which has been approved by LND and which has endorsed on it the words "in the agreed form" and which is initialled by or on behalf of LND and the Initial Client;

       (f) references to "ASSETS" shall include revenues and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

       (g) the words "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

       (h) the words "OTHER" and "OTHERWISE" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

       (i) references to a "PERSON" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency of a state;

       (j) where there is a reference in this Agreement to any amount, limit or threshold specified in Sterling, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-Sterling amount shall be counted on the basis of the equivalent in Sterling of that amount using NWB's relevant spot rate of exchange;

       (k) accounting terms shall be construed so as to be consistent with GAAP;

       (l)    references to time are to London time; and

       (m) the obligations and liabilities of the Clients in this Agreement are joint and several obligations and liabilities of the Clients.


2.     INVOICE DISCOUNTING FACILITY

2.1    INVOICE DISCOUNTING FACILITY

       Subject to the terms of this Agreement LND agrees to make available to the Clients an invoice discounting facility up to the aggregate principal amount of (Pounds)7,000,000 or the Sterling Equivalent.

2.2    ADDITIONAL CLIENTS

2.2.1 The Initial Client may, on giving notice to LND, nominate a Charging Group Company incorporated in England and Wales as an additional Client.

2.2.2 A Charging Group Company wishing to become an additional Client shall execute and deliver a Accession Agreement to LND together with all the documents referred to in the schedule to that Accession Agreement, each in form and substance satisfactory to LND.

2.2.3 A Charging Group Company shall accede to this Agreement as a Client on LND approving and accepting the accession (in its sole discretion) and counter-signing the relevant Accession Agreement.


3.     PURPOSE

3.1    PURPOSE OF THE INVOICE DISCOUNTING FACILITY

       The proceeds of the Invoice Discounting Facility shall only be used:

       (a) to pay part of the consideration payable to the Vendor by the Initial Client for the Target Assets purchased by it pursuant to the Acquisition Agreements and the Acquisition Costs;

       (b) to finance the general working capital and corporate requirements of any Client;

       (c) to finance part of the restructuring costs of the Initial Client after the acquisition of the Target Assets; and

       (d)    any other purpose sanctioned in writing by LND.

3.2    UNDERTAKING BY THE CLIENTS

       Each Client undertakes that it will only utilise the Invoice Discounting Facility as permitted by this Clause 3.

3.3    NO LIABILITY

       LND shall not be concerned as to the use or application of amounts made available under the Invoice Discounting Facility.


4.     CONDITIONS PRECEDENT

4.1    CONDITIONS PRECEDENT

       Notwithstanding any other term of this Agreement, LND shall not be under any obligation to make the Invoice Discounting Facility available to the Clients unless LND has notified the Initial Client that all the conditions set out in Schedule 1 have been satisfied on or waived in writing by LND or before 30th April 1998.

4.2    CONFIRMATION OF SATISFACTION

       At the request of the Initial Client, LND shall certify whether or not any one or more of the conditions set out in Schedule 1 have been satisfied or, as the case may be, waived.


5.     AVAILABILITY OF INVOICE DISCOUNTING FACILITY

5.1    CLIENTS' OFFER TO SELL

       On or before the Commencement Date the Initial Client (on behalf of each of the Clients) shall deliver an Offer to LND. Such Offer shall be accepted in relation to any Receivable specified therein by LND (in its sole discretion) accepting such Offer in relation to any such Receivable by sending an acceptance to the Initial Client in the form set out in
       Schedule 3, Part II when title to each Receivable specified in the acceptance shall pass to LND.

5.2    PURCHASE

       After operation of Clause 5.1, the Clients shall sell and LND shall purchase each Purchased Receivable immediately upon the Purchased Receivable coming into existence free from all Encumbrances upon the terms of this Agreement. Any such sale and purchase shall be an absolute sale and purchase and the rights to the relative Purchased Receivable shall vest in LND.

5.3    CONDITIONS TO PAYMENT

5.3.1 LND shall pay by CHAPS or, commence the payment process by the Bankers Automated Clearing System, all or part of the Available Amount of the relative Approved Currency to a Client, on demand by that Client, on or before 10.30 a.m. (London time) on any Business Day (or, in the case of an Available Amount of an Approved Currency other than Sterling, on the second Business Day after receipt of the request for payment) if:

       (a) all of the conditions precedent referred to in Schedule 1 have been satisfied or otherwise waived in writing by LND;

       (b) the matters represented and warranted, or deemed to be represented and warranted under Clause 11.2(q) to (u) inclusive are true and accurate at the relative time;

       (c) the Invoice Discounting Facility has not expired nor has demand been made on the Clients under Clause 13.2;

       (d)    no Default or Potential Default is outstanding;

       (e) the Sterling Funding Amount does not, and will not by such payment, equal or exceed the Facility Limit; and

       (f) that Client has provided to LND an Advice Transmission in relation to the relative Receivable.

5.3.2 The Available Amount in relation to each Approved Currency shall only be available in the relative Approved Currency.

5.3.3 Payments made under this Clause 5.3 shall, unless otherwise instructed in writing by the relevant Client acting by any director, be made to NWB and the account specified, in relation to the Initial Client in Column B below in relation to the Approved Currency specified opposite in Column A below (or in relation to an Approved Currency not listed below to NWB and the account specified in written notice to LND at least 5 Business Days prior to the request for payment):

       COLUMN A                    COLUMN B

       Sterling                    04233204
       US Dollars                  102225530

       and, in relation to any other Client to NWB and account specified in relation to the Approved Currency in its Accession Agreement.

5.4    FACILITY LIMIT

       If, at any time, the Sterling Funding Amount exceeds the Facility Limit the Clients shall promptly pay the difference between such amounts to LND.

5.5    CALCULATION OF AVAILABLE AMOUNT

       The Available Amount in relation to an Approved Currency shall be an amount, without double counting, equal to the aggregate of:

       (a) the face amount of each Purchased Receivable including any VAT and as is notified on an Advice Transmission to LND;

       (b)    any monies received by LND from the Clients under this Agreement;
              and

       (c)    any monies received by LND under Clause 5.9;

       LESS:

       (i)    first, without double counting, the aggregate of:

              (1) all payments made to the Clients by LND under this Agreement;

              (2) the amount of any Purchased Receivable in excess of 90 days from date of original invoice in relation to the relative Goods or Services as determined by the latest aged debts listing received by LND;

              (3) the amount of any Purchased Receivable subject to any dispute by the Customer or in relation to which legal proceedings for their recovery have been threatened or instigated by the Clients;

              (4) the amount of any accumulated retrospective discount afforded by the Clients to any Customer;

              (5) the amount of any Purchased Receivable that relates to Goods which are situated on premises owned or occupied by the Clients save in respect of those Goods owned by Mitsubishi the cost price of which in aggregate do not exceed (Pounds)100,000;

              (6) the amount of any Purchased Receivable that relates to Goods or Services which add value to such of the Customers' Goods which are in the custody of the Clients for the purpose of providing such Goods or Services;

              (7) the amount of any Purchased Receivable in relation to which the Clients do not have available proof of delivery, satisfactory to LND, of the relative Goods or Services;

              (8) the amount of any Purchased Receivable in relation to Goods supplied on a 'sale or return' basis;

              (9) any Purchased Receivable in relation to which the Customer has not obtained all the authorities necessary under the regulations in force in the country to which the Goods or Services are provided or from which payment is to be made in order to pay such Receivable in accordance with the relative contract or invoice;

              (10) any Purchased Receivable which is not a bona fide obligation of the Customer arising out of the sale of Goods or the provision of Services by the Clients in the ordinary course of its trading;

              (11) any Purchased Receivable from a Customer to the extent that the aggregate of the Purchased Receivable from that Customer exceeded 40 per cent of all Purchased Receivables;

              (12) the amount of any Purchased Receivable from any Customer who is a supplier of Goods or Services to the Clients;

              (13) the amount of all payments due and payable by any Client under this Agreement (including any payments under Clause 6.1);

              (14) the amount of the full value of all credit notes issued, or to be issued, by any Client;

              (15) the amount of any Purchased Receivable which LND gives notice to a Client to repurchase under Clause 7.1;

              (16)   the amount of any Substantial Debt Deduction;

              (17) the amount of any agency payment or other direct third party cost of sale in relation to any Purchased Receivable;

              (18) the amount of any Purchased Receivable in relation to which there is a restriction on the relative Client's ability to assign the benefit of such Purchased Receivable;

              (19) the amount of any surcharges whether by way of credit note or part exchange or otherwise in relation to any Purchased Receivable; and

              (20) the amount of any set-off the Customers may apply in relation to any Purchased Receivable including under the LAO Sale and Transition Agreement.

       in the case of all such lettered and numbered items, which are denominated in that Approved Currency; and

       (ii) secondly, from the balance thereof an amount equal to the Global Deduction Percentage of such balance.

5.6    VARIATION OF GLOBAL DEDUCTION PERCENTAGE

5.6.1 The Global Deduction Percentage shall be varied to the extent determined by LND if LND, acting reasonably, having complied with Clauses 5.6.3 and 5.6.4, determines that:

       (a) the quality of covenant of the Customer base taken as a whole has materially deteriorated or is likely to do so; and

       (b) the quality of the Purchased Receivables taken as a whole has materially deteriorated or is likely to do so.

5.6.2 The amount of any variation of the Global Deduction Percentage under Clause 5.6.1 shall be the extent of the deteriorations referred to in Clause 5.6.1.

5.6.3 LND shall give the Initial Client at least six months' written notice of the possibility of an increase of the Global Deduction Percentage specifying the reason for such possible increase (and the amount of any proposed variation).

5.6.4 If the Initial Client, within one (1) month of receipt of the notice from LND in Clause 5.6.3, gives written notice to LND that it disagrees with the reason(s) specified by LND in its notice then LND and the Initial Client shall consult with each other in good faith to determine whether, and if so, to what extent, that the Global Deduction Percentage shall be varied. Any agreement in respect of such variation between LND and the Initial Client shall be binding on all the Clients. In the absence of agreement the determination of LND under Clause 5.6.1 shall be binding on all the Clients and the Global Deduction Percentage varied accordingly.

5.6.5 LND may, at its sole discretion, reduce the Global Deduction Percentage on written notice to the Initial Client. Such reduction shall take effect from the date of such notice.

5.6.6 If the Global Deduction Percentage is increased under this Clause and the Initial Client refinances the Invoice Discount Facility the Initial Client shall not pay the refinancing fee under Clause 7.5 unless the Global Deduction Percentage is 20 per cent. or less.

5.7    DETERMINATION OF SUBSTANTIAL DEBT DEDUCTION

5.7.1 A Substantial Debt Deduction (if any) of the relative Substantial Receivable shall be determined by LND in its sole discretion, acting reasonably, if LND determines that:

       (a) the quality of covenant of the relative Customer has materially deteriorated or is likely to do so; or

       (b) the quality of the relative Substantial Receivable has materially deteriorated or is likely to do so.

5.7.2 The maximum Substantial Debt Deduction in relation to the relative Substantial Receivable shall be an amount equal to the amount by which the relative Substantial Receivable exceeds 10 per cent. of the aggregate of the Purchased Receivables at such time.

5.7.3 The determination of any Substantial Debt Deduction shall be made and reviewed promptly by LND after the end of each calendar month.

5.7.4 LND shall promptly notify the Initial Client in writing of its determination under Clause 5.7.1 and shall (to the extent permitted by law and not restricted by any confidentiality obligation of LND to any third party) give the reasons for its determination. If the Initial Client disagrees with such reasons LND and the Initial Client shall consult with each other in good faith for a period of not less than 14 days. Any agreement in respect of the determination of a Substantial Debt Deduction between LND and the Initial Client shall be binding on all the Clients. In the absence of agreement the determination of the relative Substantial Debt Deduction by LND shall be binding on all the Clients.

5.7.5 The Substantial Debt Deduction shall come into effect 14 days after the Initial Client has received notification of the determination thereof.

5.7.6 The Substantial Debt Deduction may not be applied in relation to any Substantial Receivable in relation to which a Client has obtained credit insurance for the full value thereof from Trade Indemnity or NCM or any other credit insurer approved by LND in form and substance satisfactory to LND, acting reasonably. Such credit insurance shall be in the joint names of the relevant Client and LND.

5.8    ASSIGNMENT OF PURCHASED RECEIVABLES

5.8.1 Each Client shall at its own expense and if so requested by LND execute a separate assignment in writing to LND of any Purchased Receivable sold to LND in accordance with this Agreement and of any rights which that Client may have in relation thereto. LND shall not serve notice of such assignment on any Customer unless a Default has occurred and is subsisting.

5.8.2 If in relation to any Purchased Receivable it is not possible for LND to take a separate assignment the relevant Client will hold such Purchased Receivable in trust for LND and any payments received in respect thereof will be immediately paid to LND.

5.9    GOODS

5.9.1 On purchase by LND of any Purchased Receivable any title, property, right or interest of the relevant Client in the Goods to which such Purchased Receivable relates (including all such Goods that may be rejected or returned by the Customers), all the relevant Client's rights as unpaid vendor and all other rights of the relevant Client under the contract or contracts pursuant to which the Purchased Receivable comes into existence (whether such rights be created by contract, statute or other rule of law) shall be deemed to be assigned and transferred to LND absolutely whether or not the Goods shall have been delivered by the relevant Client at the time of the said purchase.

5.9.2 On purchase by LND of any Purchased Receivable there shall vest in LND the benefit of all guarantees, indemnities, insurances and securities given to or held by the relevant Client in respect of such Purchased Receivables or of the relative Goods or Services.

5.9.3 Any Goods recovered by or on behalf of a Client shall be set aside marked with LND's name and held for LND's account as owner. After a Default has occurred and (save in relation to a Default under Clause 13.1(a) and 13.1(b)) is subsisting LND shall (in addition to and without prejudice to any other rights it may have) have the right to take possession of and to sell or cause to be sold without notice any returned Goods at such prices to such purchasers and upon such terms and conditions as it may in its absolute discretion determine. Upon any such sale the relevant Client shall pay to LND on demand (and without asserting any right of set-off):

       (a) the difference between the amount of the Purchased Receivable relating to such Goods and the amount (if less than the amount of the relative Purchased Receivable) received by LND on any such sales; and

       (b) any costs and expenses (including legal fees) incurred by LND in relation to any such repossession and sale.

5.9.4 Each Client as trustee for LND will hold and keep separate from any other monies of that Client all remittances received by it in payment of any Purchased Receivable which has been sold to LND. Each Client will immediately pay all remittances endorsed where required;

       (a)    direct to the account of LND at the bankers of LND; or

       (b)    into a trust account in the name of LND.

5.10   COLLECTION

5.10.1 After a Default has occurred and (save in relation to a Default under Clauses 13.1(a) and 13.1(b))is subsisting and upon the making of a direction by LND under Clause 12.2(m), LND shall have the sole right of collecting and enforcing payment of the Purchased Receivables (other than those re-assigned after payment of the repurchase price) in whatever manner it may in its absolute discretion decide, whether or not the relevant Client has been debited with the amount of the Purchased Receivables and each Client shall co-operate to procure such collection and enforcement.

5.10.2 After a Default has occurred and (save in relation to a Default under Clauses 13.1(a) and 13.1(b)) is subsisting and upon LND giving notice to the Initial Client, the conduct of any proceedings shall be with LND who may (where necessary in the name of any Client) institute, compromise, settle, abandon or in any manner whatsoever conduct such proceedings upon such terms as LND in its sole discretion shall decide and each Client shall be bound by all acts of LND under this Clause 5.10. The Client shall be responsible for and shall forthwith on demand pay all reasonable and proper costs, charges and expenses of whatsoever nature incurred by LND under this Clause 5.10.

5.10.3 Each Client irrevocably:

       (a) authorises LND to endorse the name of that Client on any and all cheques or other forms of remittance received where such endorsement is required to effect collection or to perfect LND's title as a holder in due course or for any other reason; and

       (b) after a Default has occurred and (save in relation to a Default under Clauses 13.1(a) and 13.1(b))is subsisting, appoints LND the attorney of that Client to execute in the name and on behalf of that Client any assignment requested under Clause 5.8.1.


6.     REMUNERATION

6.1    DETERMINATION OF THE FUNDING AMOUNT

       The Funding Amount, in relation to an Approved Currency, shall be an amount equal to the aggregate of (without double counting):

       (a)    all amounts paid to the Clients by LND under this Agreement;

       (b) the aggregate of all of the amounts due and payable by the Clients to LND under this Agreement; and

       (c) the aggregate of all of the amounts paid by LND directly or indirectly in consequence of any breach of this Agreement by the Clients or of steps reasonably taken by LND to mitigate such payment cost or damage or liability;

       LESS the aggregate of (without double counting):

       (i)    all amounts received by LND under this Agreement;

       (ii) all amounts received by LND directly from a Customer in relation to any Purchased Receivable; and

       (iii)  all amounts paid by the Clients to LND,

       in each case, where amounts paid or received are amounts denominated in that Approved Currency.

6.2    DISCOUNTING CHARGE

       The Initial Client shall on the last Business Day of each calendar month pay a Discounting Charge on the Funding Amount from time to time at the Discounting Rate.

6.3    CALCULATION AND PAYMENT OF REMUNERATION

6.3.1 As soon as is practicable following each Remuneration Payment Date, LND will notify the Client of the relative rate and amount of the Discounting Charge or other amount payable by the Client for the relative month.

6.3.2 Any Discounting Charge and default interest due from the Client to LND under any of the Discounting Documents shall:

       (a) accrue from day to day on the relative amount, be calculated on the basis of the actual number of days elapsed and a 365 days' year;

       (b) be paid in Sterling/the currency of the relative Funding Amount by the Client to LND by deduction by LND in arrear on each Remuneration Payment Date; and

       (c)    be payable after as well as before judgment.

6.4    DEFAULT INTEREST

       If any Client fails to pay any amount due and payable to LND under any of the Discounting Documents on the due date, the Clients shall pay default interest on such amount to LND from the due date to the date of actual payment at the rate per annum being the aggregate of:

       (a)  1 per cent. per annum; and

       (b)  the Discounting Rate.

6.5    EXPENSES

       Each Client shall pay to LND all reasonable and properly incurred costs in relation to the transmission of funds by LND to the Clients.

6.6    RECORDS

6.6.1 Upon a Client's request and subject to its compatibility with LND's software LND shall provide to that Client detailed records of the Available Amount, the Funding Amounts and the Sterling Funding Amount by means of a modem communications link.

6.6.2 At the end of each calendar month upon the request and at the cost of the Clients LND shall provide hard copies of any information specified under Clause 6.6.1.

6.7    LND'S DETERMINATION

       LND's determination of the amount of any of the Discounting Charge and default interest payable under any of Clause 6 shall be conclusive and binding on the Client except for manifest error.

7.     TERMINATION, REPURCHASE AND CANCELLATION

7.1    REPURCHASE

       The Clients shall repurchase the Purchased Receivables by payment to LND on the Termination Date (or such later date as is agreed in writing between the Initial Client (on behalf of the Clients) and LND) of amounts in each Approved Currency equal to the Funding Amounts on that Date for each Approved Currency.

7.2    MANDATORY REPURCHASE ON SALE OR LISTING

7.2.1 Notwithstanding Clause 7.1, if so required by LND, on any date on which a Sale or a Listing occurs the Clients shall repurchase the Purchased Receivables by payment to LND on that date of amounts in each Approved Currency equal to the Funding Amounts on that date for each Approved Currency.

7.2.2 The Initial Client shall give LND at least 30 days' prior notice of the date upon which a Sale or Listing is proposed to occur.

7.3    VOLUNTARY REPURCHASE OF RECEIVABLES

7.3.1 The Clients may, by giving LND not less than 3 months prior notice, repurchase all (or part) the Purchased Receivables on a Remuneration Payment Date by payment to LND on that date of amounts in each Approved Currency equal to the Funding Amounts (or part) on that date for each Approved Currency.

7.3.2 Any notice of repurchase shall be irrevocable, shall specify the date on which the repurchase is to be made of the prepayment, and shall oblige the Clients to make that repurchase.

7.4    CANCELLATION OF INVOICE DISCOUNTING FACILITY

7.4.1 The Initial Client (on behalf of the Clients) may by no less than 5 Business Days' prior irrevocable written notice to LND, cancel part of the Invoice Discounting Facility (in minimum amounts of (Pounds)100,000 and subsequent multiples of (Pounds)50,000) without penalty. The Facility Limit will be reduced accordingly.

7.4.2 The Client may not cancel all or part of the Invoice Discounting Facility if such cancellation would result in the Sterling Funding Amount exceeding the Facility Limit.

7.5    REFINANCING FEES

       Subject to Clause 5.6.5 if the Funding Amount (or any part thereof) is repaid from the proceeds of a refinancing with persons other than LND (other than upon an assignment or transfer by LND under Clause 19.3 or 19.4) and the Facility Limit is cancelled as a consequence of a refinancing with persons other than LND:

       (a) on or before the expiry of the 12 month period from Completion the Initial Client shall pay to LND a prepayment fee equal to 1 per cent. of the Facility Limit cancelled;

       (b) before the expiry of the 24 month period from Completion the Initial Client shall pay to LND a prepayment fee equal to 0.5 per cent. of the aggregate amount of the Funding Amount prepaid or the Facility Limit cancelled.


8.     CHANGES IN CIRCUMSTANCES

8.1    ILLEGALITY

       If after the date of this Agreement it is or becomes illegal for LND to maintain or to continue to make available or fund all or any part of the Facility, then:

       (a)    LND shall notify the Initial Client; and

       (b)    (i)    the obligations of LND under this Agreement shall be
                     cancelled immediately; and

              (ii) the Clients shall repurchase the Purchased Receivables by payment of amounts equal to the Funding Amount for each Approved Currency (together with all other amounts owing to LND under this Agreement) within 30 Business Days of demand by LND (or, if permitted by the relevant law, on the next Remuneration Payment Date).

8.2    CERTIFICATES

       The certificate or notification of LND as to any of the matters referred to in Clause 8.1 shall be in reasonable detail and shall be conclusive and binding on the Clients except for any manifest error.


9.     PAYMENTS

9.1    PLACE AND TIME

       All payments to be made by a Client in relation to this Agreement shall be made to LND at its office at Feltham at such time as LND may notify the Clients for this purpose.

9.2    FUNDS

       All payments to LND under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

9.3    BUSINESS DAYS

       If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

9.4    CURRENCY

       All payments by a Client in respect of a Funding Amount shall be made in the relative Approved Currency. All payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relative costs, losses, expenses or Taxes were incurred. Any other amount payable under this Agreement shall, except as otherwise provided, be made in Sterling.

9.5    ACCOUNTS AS EVIDENCE

       LND shall maintain in accordance with its usual practice an account which shall, as between the Clients and LND, be prima facie evidence of the amounts from time to time paid by, owing to and paid to LND under this Agreement.

9.6    PARTIAL PAYMENTS

9.6.1 If LND receives a payment insufficient to discharge all the amounts then due and payable by a Client under this Agreement, LND shall apply that payment towards the obligations of that Client in the following order:

       (a) first, in or towards payment of any unpaid costs and expenses of LND under this Agreement;

       (b) second, in or towards payment pro rata of any accrued interest due by that Client but unpaid under this Agreement;

       (c) third, in or towards payment pro rata of any principal due by that Client but unpaid under this Agreement; and

       (d) fourth, in or towards payment pro rata of any other sum due by that Client but unpaid under the Discounting Documents.

9.6.2 LND may vary the order set out in Clause 9.6.1(a) to (d) and shall give notice to the Initial Client of any such variation.

9.6.3  Clause 9.6.1 shall override any appropriation made by any Client.

9.7    SET-OFF AND COUNTERCLAIM

       All payments by any Client under this Agreement shall be made without set-off or counterclaim.

9.8    GROSSING-UP

9.8.1 Subject to Clause 9.8.2, all sums payable to LND pursuant to or in connection with any Discounting Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

9.8.2 If any deduction or withholding is required by law in respect of any payment due from a Client or a Customer to LND pursuant to or in connection with any Discounting Document, each Client shall:

       (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

       (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

       (c) increase the payment in respect of which the deduction or withholding is required so that the net amount received by LND after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which LND would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

       (d) promptly deliver or procure the delivery to LND of receipts evidencing each deduction or withholding which has been made.

9.8.3 If LND determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a Client has made an increased payment under this Clause 9.8, LND shall, provided that it has received all amounts which are then due and payable by the obligors under any Discounting Document, pay to that Client (to the extent that LND can do so without prejudicing the amount of the benefit or repayment and the right of LND to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as LND, in its absolute discretion shall determine, will leave LND in no worse position than it would have been in if the deduction or withholding had not been required, provided that:

       (a) LND shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

       (b) LND shall not be obliged to disclose any information regarding its business, Tax affairs or Tax computations; and

       (c)    if LND has made a payment to a Client pursuant to this Clause
              9.8.4 on account of any Tax benefit and it subsequently transpires that LND did not receive that Tax benefit, or received a lesser Tax benefit, that Client shall, on demand, pay to LND such sum as LND may determine as being necessary to restore its after-tax position other than corporation tax and any similar tax to that which it would have been had no adjustment under this Clause 9.8.4 been made. Any sums payable by a Client to LND under this Clause
              9.8.4 shall be subject to Clause 15.7.

9.8.4 LND shall not be obliged to make any payment under Clause 9.8.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

9.8.5 If a Client is required to make an increased payment for the account of LND under Clause 9.8.2, then, without prejudice to that obligation and so long as such requirement exists and subject to the Initial Client (on behalf of the Clients) giving LND not less than 10 days' prior notice (which shall be irrevocable), the Clients may repurchase all, but not part, of the Purchased Receivables by payment to LND of amounts in each Approved Currency equal to the Funding Amounts on the date of payment for each Approved Currency. Any such payment shall be subject to Clause
       20.1. On any such repurchase the Invoice Discounting Facility shall be in the case of repurchase by the Initial Client of all Purchased Receivables automatically cancelled and in the case of part purchase only, be reduced pro rata (taking into account any previous repurchases made pursuant to this Clause 9.8.5).

10.    SECURITY

10.1   SECURITY DOCUMENTS

       The obligations and liabilities of the Clients to LND under the Discounting Documents shall be secured by the interests and rights granted in favour of LND under the Security Documents.


11.    REPRESENTATIONS AND WARRANTIES

11.1   REPRESENTATIONS AND WARRANTIES

       The Initial Client represents and warrants to LND that:

       (a) STATUS: each Charging Group Company is a limited company duly incorporated under the laws of the jurisdiction of the place of its incorporation, and it possesses the capacity to sue and be sued in its own name and has the power (save in respect of any Dormant Subsidiary) to carry on its business and to own its property and other assets;

       (b) POWERS AND AUTHORITY: each Charging Group Company has power to execute, deliver and perform its obligations under the Transaction Documents and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same. In particular it has no express limitation on its power or capability to incur Indebtedness in relation to the purchase of a Receivable or any utilisation of the Invoice Discounting Facility;

       (c) BINDING OBLIGATIONS: subject to the Reservations, the obligations of each Charging Group Company under the Transaction Documents constitute its legal, valid, binding and enforceable obligations;

       (d) CONTRAVENTIONS: the execution, delivery and performance by each Charging Group Company of the Transaction Documents does not:

              (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

              (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound; or

              (iii) contravene or conflict with the provisions of its memorandum and articles of association;

       (e) INSOLVENCY: no Group Company has taken any action nor have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution or re-organisation, the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any of its assets;

       (f) NO DEFAULT: no Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition) in breach of or in material default under any material agreement to which it is a party or which is binding on it or any of its assets;

       (g) LITIGATION: no action, litigation, arbitration or administrative proceeding has been commenced, or is pending or threatened, against any Group Company nor is there subsisting any unsatisfied judgment or award given against any of them by any court, arbitrator or other body which, if adversely decided would be for an amount of (Pounds)50,000 or more;

       (h)    ACCOUNTS:

              (i) each of the latest Accounts of each Charging Group Company required to be delivered under Clause 12.1(a) is prepared in accordance with GAAP and gives a true and fair view of the financial position of the relevant company as at the date to which they were prepared and for the Financial Year of that company then ended; and

              (ii) each of the latest set of Management Accounts required to be delivered under Clause 12.1(b) shows with reasonable accuracy the financial position of the Group or, as the case may be, the relevant Charging Group Company during the period to which it relates;

       (i) ENCUMBRANCES: no Encumbrance other than a Permitted Encumbrance exists over all or any part of the assets of any Group Company;

       (j) NO ENCUMBRANCES CREATED: the execution of the Discounting Documents by the Charging Group Companies and the exercise of each of their respective rights and the performance of each of their respective obligations under the Discounting Documents will not result in the creation of, or any obligation to create, any Encumbrance over or in respect of any of their assets except a Permitted Encumbrance;

       (k) AUTHORISATIONS: other than the registration of particulars of the Security Documents at the Companies Registration Office pursuant to section 395 of the Act, registrations at the Land Registry, the giving of notice in respect of any contracts being assigned, the stamping of the Acquisition Documents all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

              (i) for the conduct of the business, trade and ordinary activities of each Group Company except to the extent that failure to make, pay or obtain the same would not have a Material Adverse Effect;

              (ii) for the performance and discharge of the obligations of each Group Company under the Discounting Documents to which it is a party; and

              (iii) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Discounting Documents,

              are in full force and effect;

       (l) TAXES: to each Group Company's knowledge (having made due and careful enquiries) each Group Company has complied with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes except for assessments in relation to the ordinary course of its business or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest Accounts or other information delivered to LND under this Agreement;

       (m)    INFORMATION PACKAGE:

              (i) the factual information contained in the Information Package was, at the date of the relevant report or document, true and accurate in all material respects and not misleading in any material respect, there are no other facts the omission of which would make any fact or statement in the Information Package misleading in any material respect and nothing has occurred which would render any fact or statement in the Information Package untrue or misleading in any material respect; and

              (ii) all estimates, forecasts and projections contained or referred to in the Information Package, and all assumptions and presumptions upon the basis of which the same were made, were fair and reasonable at the time they were made, and nothing has occurred since the date the same were made which would necessitate a material revision to any of those estimates, forecasts or projections in order for them to be fair and reasonable;

       (n) ACCOUNTING REFERENCE DATE: the accounting reference date of each Group Company is 31st December;

       (o) DISCLOSURES: there is no disclosure made in the Disclosure Letter, or any other disclosure to the Acquisition Documents which has or is reasonably likely to have a material adverse effect on any of the information, prospects, estimates, forecasts and projections contained or referred to in the Information Package;

       (p) ENVIRONMENTAL: save as disclosed in the Environmental Report, each Group Company has and has at all times complied with all applicable Environmental Law, non-compliance with which could reasonably be expected to have a Material Adverse Effect, every consent, authorisation, licence or approval required under or pursuant to any Environmental Law by each Group Company in connection with the conduct of its business and the ownership, use, exploitation or occupation of its assets the absence or lack of which could reasonably be expected to have a Material Adverse Effect, has been obtained and is in full force and effect, there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same which default could reasonably be expected to have a Material Adverse

              Effect, and, to the best of the Initial Client's information, knowledge and belief, no circumstances have arisen (i) which would entitle any person to revoke, suspend, amend, vary, withdraw or refuse to amend any of the same or (ii) which might give rise to a claim against any Group Company which could reasonably be expected to have a Material Adverse Effect having regard to the cost to that Group Company of meeting such a claim;

       (q) DELIVERY, SERVICE: in relation to each Receivable, the Goods have been duly delivered or the Services duly provided;

       (r) BONA FIDE OBLIGATIONS: it has used all reasonable endeavours to procure that each Receivable is an existing and bona fide obligation of the Customer arising out of the sale of Goods or the provision of Services by a Client in the ordinary course of its trading;

       (s) ENFORCEABILITY: it has used all reasonable endeavours to procure that no Client is in breach of any of its obligations to the Customer and the Customer will accept the Goods or the Services and the invoices therefor (or if the Customer is bankrupt or in liquidation the Customer's trustee in bankruptcy or liquidation will accept a proof of debt for the unpaid balance of the invoiced price) without any dispute or claim whatsoever (whether justifiable or not) including disputes as to price, terms, quantity, or quality, set-offs or counter-claim or claims of release from liability or inability to pay because of any act of God or public enemy of war or because of the requirement of law (whether in the United Kingdom or elsewhere) or of rules, orders or regulations having the force of law;

       (t) CUSTOMER AUTHORITIES: it has used all reasonable endeavours to procure that each Customer has obtained all the authorities necessary under the regulations in force in the country to which the Goods or Services are provided or from which payment is to be made, in order to pay the Receivables in accordance with the contract or invoice;

       (u) CUSTOMER CONTRACTS: every contract with any Customer is governed by English law and specifies the nature and quantity of the Goods or Services and the terms and currency of payment; and

       (v) NO MATERIAL ADVERSE CHANGE: since 5th September 1997 no event has occurred which has had or could be reasonably expected to have a Material Adverse Effect.

11.2   REPETITION

       The representations and warranties set out in Clause 11.1 shall survive the execution of this Agreement and shall be deemed to be repeated as follows:

       (a) each of the said representations and warranties shall be deemed to be repeated on the Commencement Date; and

       (b) each of the said representations and warranties (other than those made under Clauses 11.1(e), (f), (g), (i), (j), (k), (l), (m),
              (o), (p), (r) and (s) inclusive) shall be repeated on each Quarter Date, in each case, as if made with reference to the facts existing at the time of repetition.


12.    UNDERTAKINGS

12.1   INFORMATION UNDERTAKINGS

       The Initial Client undertakes that during the Security Period it shall, unless LND otherwise agrees:

       (a) ACCOUNTS: as soon as the same become available (and in any event within 120 days after the end of its Financial Years), deliver to LND a copy of the Accounts for each such Financial Year of each Group Company together with:

              (i) the unconsolidated profit and loss account for the Initial Client for each such Financial Year; and

              (ii) a copy of the management letter (if any) addressed by the Auditors to the directors of each such company in connection with its auditing of the relevant Accounts as soon as reasonably practicable after receipt of the letter by such company;

       (b) MANAGEMENT ACCOUNTS: as soon as the same become available (and in any event within 30 days after the end of each successive accounting period (none of which shall be more than 5 weeks in duration) (each an "ACCOUNTING PERIOD") during each of its Financial Years), deliver to LND a copy of the management accounts (the "MANAGEMENT ACCOUNTS") of the Initial Client (in which case such management accounts shall be consolidated management accounts relating to the Group) for each such Accounting Period and in such a form as to disclose with reasonable accuracy the financial position of the Group and which shall include the following information in respect of each such Accounting Period:

              (i)  a statement of profit and loss;

              (ii)  a balance sheet; and

              (iii)  a cashflow statement;

              together with a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the relevant Operating Budget (or any replacement or substitution made therefor) in relation to each such Accounting Period including an analysis justifying any variations therefrom and, if necessary, revised estimates, forecasts and projections;

       (c)    OPERATING BUDGETS:

              (i) provide to LND (in a format acceptable to LND), acting reasonably, an Operating Budget for each of its Financial Years during the Security Period, not less than 30 days prior to the start of each such Financial Year, together with a comparison of the information, estimates, forecasts and projections contained therein with any relevant information, estimates, forecasts and projections contained in the Accountants' Report and the Business Plan including an analysis justifying any variations therefrom; and

              (ii) if any Group Company shall determine that any of the estimates, forecasts or projections made in relation to any of its Financial Years should be different from those set out in the then current Operating Budget (or any substitution therefor subsequently made and agreed by LND) such agreement not to be unreasonably withheld, provide to LND revised estimates, forecasts or projections in respect of any part of each such Financial Year and such revised estimates, forecasts or projections shall apply immediately following their approval by the boards of directors of the relevant company and the Initial Client;

       (d) INFORMATION ON REQUEST: promptly following LND's request, provide to LND such other information, estimates, forecasts or projections in relation to any Group Company and any of their respective businesses, assets, financial condition, ownership or prospects as LND may, acting reasonably, require;

       (e) CASHFLOW FORECASTS: provide to LND on or before each Quarter Date cashflow forecasts in respect of the Group relating to the 6 month period commencing on each such Quarter Date;

       (f) COMPLIANCE CERTIFICATES: provide to LND within 30 days of each Quarter Date a certificate (a "COMPLIANCE CERTIFICATE") executed under the authority of its board of directors certifying that in relation to the 3 month period ending on each such Quarter Date all the undertakings on the part of the Clients under this Agreement are for the time being complied with and including calculations relating to the financial undertakings set out in Clause 12.4.1: (For the purpose of this Clause 12.1(f), the calculations shall be made by reference to the Management Accounts prepared for the 3 month period in relation to which the relevant Compliance Certificate is to be given;

       (g) AUDITORS CONFIRMATION: if LND disagrees with any calculations relevant to the financial undertakings contained in Clause 12.4 made for the purposes of Clause 12.1(f) LND shall notify the Initial Client and promptly thereafter the Initial Client shall procure that the Auditors shall promptly review such calculations and notify LND as soon as practicable as to whether such calculations are made correctly and in accordance with the terms of this Agreement and if not made correctly, promptly provide LND with the correct calculations thereof made in accordance with the terms of this Agreement;

       (h) GAAP: ensure that all Accounts and other financial information submitted to LND have been prepared in accordance with GAAP;

       (i) DEFAULT, LITIGATION, ETC: promptly, upon becoming aware of the same, notify LND of:

              (i)    any Default or Potential Default;

              (ii) any litigation, arbitration or administrative proceeding commenced against any Group Company involving a potential liability of any Group Company exceeding (Pounds)20,000;

              (iii) any Encumbrance (other than a Permitted Encumbrance) attaching to any of the assets of any Group Company;

              (iv) any other occurrence relating to a Group Company (including any third party claim or liability) which could reasonably be expected to have a Material Adverse Effect;

       (j) RECEIVABLES: within 15 days after the end of each serial Accounting Period and in relation to each Approved Currency provide to LND and where appropriate, procure that any other Client provides to LND:

              (i) an aged analysis of the Receivables sold to LND which remain outstanding at that date from invoice date separately identifying the outstanding amounts by each Customer showing Customer balances as follows: total, up to 30 days passed its invoice date, 31-60 days passed its invoice date, 61-90 days passed its invoice date, more than 90 days passed its invoice date plus a summary giving the totals of each of these categories and identifying those accounts which are either disputed or in solicitors' hands;

              (ii) a copy of the sales ledger account relating to the Receivables purchased by LND in the form provided by LND for such purpose under this Agreement;

              (iii) a copy of each Customer's month end statement with LND or such other open item breakdown of the Purchased Receivables from a Customer, and in each case in a form acceptable to LND acting reasonably;

              (iv) a copy of each Client's purchase ledger at the end of the Accounting Period;

              (v) an analysis of Purchased Receivables subject to surcharges whether by way of credit note or part exchange or otherwise; and

              (vi) a copy of all information made available to the Initial Client under the LAO Sale and Transition Agreement in relation to Purchased Receivables from the Vendor together with an analysis of any rights of set-off applied by the Vendor in relation to any such Purchased Receivable;

       (k) ADVICE TRANSMISSION: in relation to each Receivable promptly send and where appropriate, procure that any other Client to LND an Advice Transmission (together with such other documents as LND may require) after the delivery of the relative Goods or the provision of the relative Services. An Advice Transmission may contain the aggregate amount of various Receivables;

       (l) NOTICE: after a Default has occurred and (save in relation to a Default under Clauses 13.1(a) and 13.1(b)) is subsisting, give notice to such of the Customers as LND shall direct that the right to the Receivables specified in such notice (which may include Receivables which have not yet come into existence) has been assigned to LND, such notice to be in such form as LND shall require; and

       (m) BOOKS OR RECORDS: procure that all entries relating to the sale of any Receivable by each Client to LND are duly and promptly recorded in the books of that Client and to ensure that all accounts maintained in the books or records of the Clients in the names of its Customers bear a conspicuous notation that they have been assigned to LND.

12.2   POSITIVE UNDERTAKINGS

       The Initial Client undertakes that during the Security Period it shall, and it shall procure that each Group Company shall, unless LND otherwise agrees:

       (a) PAY TAXES: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld, and there shall (if the Auditors so advise) be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with GAAP;

       (b)    INSURANCE:

              (i) cause all of the property of each Client to be insured and to be kept insured in such insurance office of repute as shall have been selected by the Initial Client or with Lloyd's underwriters on the equivalent basis as insurances are maintained by prudent companies carrying on businesses comparable with that of the Initial Client and on a comparable scale as regards the property and assets insured, the insured risks and the classes of risk to be covered and the amount of the insurance cover;

              (ii) duly and punctually pay all premiums and other moneys due and payable under all such insurances as aforesaid and promptly upon request by LND produce to LND premium receipts or other evidence of the payment thereof; and

              (iii) cause all of the Purchased Receivables other than Purchased Receivables in relation to the Blue Chip Customers of a type in relation to which prior to the date of this Agreement the Vendor arranged credit insurance, to be credit insured with NCM or another reputable credit insurer.

       (c) AUTHORISATIONS: obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required:

              (i) for the conduct of its business, trade and ordinary activities; and

              (ii) to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Discounting Document;

       (d) ACCESS: immediately upon request being given to the Initial Client by LND, permit LND and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of LND) authorised by LND to have, at all reasonable times during normal business hours, access to the property, premises and accounting books and records of any Group Company and to the Management;

       (e) FURTHER DOCUMENTS: at the request of LND, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the opinion of LND, necessary or desirable to ensure that LND obtains all its rights and benefits under the Discounting Documents;

       (f) DELIVERY OF DECLARATIONS, ETC: within any relevant period laid down in any statute, law or regulation applicable in the United Kingdom make all necessary declarations and deliver all necessary forms and documents required to be delivered to, filed with or registered with any United Kingdom governmental, statutory or other body or agency by it in connection with the Transaction Documents and any of the transactions contemplated under the Transaction Documents;

       (g) COMPLIANCE WITH ENVIRONMENTAL LAW: comply in all material respects with Environmental Law and implement the recommendations and proposals contained in the Environmental Report substantially within the time periods specified in that report, or if no such time periods are specified, as soon as reasonably practicable;

       (h) DANGEROUS MATERIALS: ensure that all Dangerous Materials treated, kept and stored, produced, manufactured, generated, refined or used from, in, upon, or under any of the real property owned by a Group Company are held and kept upon such real property in such a manner and up to such standards as they would be kept by a prudent company carrying on the same trade as that Group Company;

       (i) AUDITORS' CONFIRMATION: use all reasonable endeavours to procure that, within 15 (fifteen) Business Days of the date of appointment as auditors of any Charging Group Company, the relevant accountants deliver to LND a letter from such newly appointed auditors confirming that they are aware of the provisions of Clauses 1, and 12.4.1 of this Agreement;

       (j) TRANSMISSION BANKING BUSINESS: use all reasonable endeavours to ensure that all transmission banking business of the Group in the United Kingdom shall be transferred to NWB within 3 months of the Commencement Date and be maintained with NWB after that transfer for a period of at least 3 years after the Commencement Date (unless the provisions of Clause 7.4 or 7.5 shall apply);

       (k) PROTECTION OF RIGHTS UNDER THE ACQUISITION DOCUMENTS: take all reasonable and practical steps to preserve and enforce its rights arising under any Acquisition Document;

       (l) PERFORMANCE: save in relation to force majeure promptly performs all its further or continuing obligations of whatsoever nature to the Customer arising out of the sale of Goods or the provision of Services;

       (m) NOTICE: after a Default has occurred, give notice to such of the Customers as LND shall direct that the right to the Receivables specified in such notice (which may include Receivables which have not yet come into existence) has been assigned to LND, such notice to be in such form as LND shall require;

       (n) BOOKS OR RECORDS: procure that all entries relating to the sale of any Receivable by each Client to LND are duly and promptly recorded in the books of that Client and to ensure that all accounts maintained in the books or records of the Clients in the names of its Customers bear a conspicuous notation that they have been assigned to LND;

       (o) PAYMENT TIMING: procure that any Receivable becomes due and payable within 30 days of the delivery of the relative invoice;

       (p) DELIVERY, SERVICE: procure that in relation to the each Receivable, the Goods have been duly delivered or the Services duly provided;

       (q) BONA FIDE OBLIGATION: use all reasonable endeavours to procure that each Receivable is an existing and bona fide obligation of the Customer arising out of the sale of Goods or the provision of Services by a Client in the ordinary course of its trading;

       (r) CUSTOMER AUTHORITIES: use all reasonable endeavours to procure that each Customer has obtained all the authorities necessary under the regulations in force in the country to which the Goods or Services are provided or from which payment is to be made, in order to pay the Receivables in accordance with the contract or invoice;

       (s) CUSTOMER CONTRACTS: procure that every contract with any Customer is governed by English law and specifies the nature and quantity of the Goods or Services and the terms and currency of payment;

       (t) ENFORCEABILITY use all reasonable endeavours to procure that no Client is in breach of any of its obligations to the Customer and the Customer will accept the Goods or Services and the invoices therefor (or if the Customer is bankrupt or in liquidation the Customer's trustee in bankruptcy or liquidation will accept a proof of debt for the unpaid balance of the invoiced price) without any dispute or claim whatsoever (whether justifiable or not) including disputes as to price, terms, quantity, or quality, set-offs or counter-claim or claims or release from liability in inability to pay because of any act of God or public enemy of war or because of the requirement of law (whether in the United Kingdom or elsewhere) or of rules, orders or regulations having the force of law;

       (u) RECORDS: it has satisfactory debt record insurance from a reputable insurer or the sales ledger records are backed up daily and copy disks stored off site at all times; and

       (v) SECURITY DOCUMENTS: procure that each Group Company which is not a Dormant Subsidiary grants a Deed of Charge and a Guarantee and there is contemporaneously delivered to LND in form and substance satisfactory to it:

              (i) in respect of any Group Company not incorporated under the laws of England and Wales a legal opinion addressed to LND; and

              (ii) in relation to the relevant Group Company a Certified Copy of:

                     (A) its certificate of incorporation and any relative certificate of incorporation on change of name

                     (B)    its constitutional documents;

                     (C) the minutes of a meeting of the board of directors (including the resolutions passed at those meetings):

                            (1) approving and authorising the execution, delivery and performance of the Deed of Change and Guarantee;

                            (2) showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant Group Company's obligations and liabilities arising under those documents and that all declarations of interests required in connection with the Deed of Change and Guarantee were made; and

                            (3) authorising any director whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents.

              (W) LEGAL OPINION: procure that a legal opinion from the US Counsel to the Parent is delivered on or before the expiry of the period of 10 Business Days from the date of this Agreement stating that the Parent Loan and Subordination Agreement constitute legal, valid and binding obligations of the Parent.

12.3   NEGATIVE UNDERTAKINGS

       The Initial Client undertakes that during the Security Period it shall not, and it shall procure that none of the Group Companies shall, unless LND otherwise agrees:

       (a) NEGATIVE PLEDGE: create or permit to subsist any Encumbrance over any of its assets other than Permitted Encumbrances;

       (b) CHANGE OF BUSINESS: make any substantial change to the general nature or scope of the business of the Group as a whole from that carried on at the date of this Agreement;

       (c) MERGERS: enter into any amalgamation, demerger, merger or reconstruction or any joint venture or partnership agreement;

       (d) INDEBTEDNESS: incur or permit to subsist any Indebtedness other than Permitted Indebtedness;

       (e) ACQUISITIONS: acquire any business of, or shares or securities of, any company (other than a Charging Group Company);

       (f) DEALINGS WITH RECEIVABLES: other than in favour of LND, sell, factor, discount or otherwise dispose of or enter into any agreement under which it may be or become obliged to sell, factor, discount, or dispose of any Receivable; nor

       (g) DEALINGS WITH GROUP COMPANIES: provide Goods or Services to a Subsidiary, co-subsidiary, parent or associated company of any Client or under the same director or shareholder control as any Client;

       (h) SUBSIDIARIES: have any Subsidiaries other than wholly owned Subsidiaries; nor

       (i) DIVIDENDS AND PAYMENTS ON THE PARENT LOAN: make, pay or declare any dividend or other distribution in relation to any shares forming part of its issued share capital or repay or prepay, redeem or purchase the Parent Loan or pay any interest in respect of the Parent Loan other than (i) payment of interest at a rate of up to a maximum of 10 per cent per annum on the Parent Loan in accordance with the terms of the Parent Loan or (ii) payment of dividends, or (iii) any other cash distribution by the Initial Client to the Parent solely in order for the Parent to pay interest (including any additional interest) at the applicable rate specified in the Note Indenture where:

              (A)    no sum is due and unpaid under this Agreement;

              (B) no Default or Potential Default has occurred and is continuing;

              (C) the directors of the Initial Client issue a certificate to LND to the effect that the payment of such dividend, or such interest or the making of such cash distribution (including the payment of any related advance corporation tax), as the case may be, will not result in a breach of any of the financial undertakings contained in Clause
                     12.4.1 in the subsequent period of 6 months;

              (D) the Initial Client shall have delivered to LND one or more Compliance Certificates in relation to the period in respect of which such dividend, or such interest is to be paid or such distribution is to be made (including the provision of any applicable Auditor's confirmation); and

              (E) such payments are or distribution is made at least 5 days after the delivery to LND of the relevant accounting information and any Compliance Certificate for the period to which they relate.

12.4   FINANCIAL UNDERTAKINGS

12.4.1 The Initial Client undertakes to ensure that during the Security Period, unless LND otherwise agrees:

       (a)    PBIT

              the PBIT for each period referred to in Column A below shall not be less than the figure set out opposite that period in Column B below:

              COLUMN A                                     COLUMN B (Pounds)'000
              PERIOD                                       ABSOLUTE PBIT

              Completion to 31st March 1998                1,000
              Completion to 30th June 1998                 2,000
              Completion to 30th September 1998            3,000
              Completion to 31st December 1998             4,500
              1st April 1998 to 31st March 1999            4,940
              1st July 1998 to 30th June 1999              5,390
              1st October 1998 to 30th September 1999      5,840
              1st January 1998 to 31st December 1999       6,500
              For each 12 month period ending on a
              Quarter Date thereafter                      6,500


       (b)    CASHFLOW TO TOTAL OBLIGATIONS

              the ratio of Cashflow to Total Obligations for each period referred to in Column A below shall not be less than the ratio set out opposite that period in Column B below:

              COLUMN A                                     COLUMN B
              PERIOD                                       RATIO

              Completion to 31st March 1998                1.35:1
              Completion to 30th June 1998                 1.35:1
              Completion to 30th September 1998            1.35:1
              Completion to 31st December 1998             1.35:1
              For each 12 month period ending on a
              Quarter Date thereafter                      1.35:1

       (c)    GEARING

              the ratio of Total Debt to Tangible Net Worth at any time during each period referred to in Column A below shall not be greater than the ratio set out opposite that period in Column B below:

              COLUMN A                                     COLUMN B
              PERIOD                                       RATIO

              Completion to 29th June 1998                 0.32:1
              30th June 1998 to 30th December 1998         0.31:1
              31st December 1998 to 29th June 1999         0.30:1
              30th June 1999 to 30th December 1999         0.29:1
              31st December 1999 to 30th June 2000         0.28:1
              Thereafter                                   0.28:1

12.4.2  (a)   If the directors of any Group Company determine at any time during the Security Period that the accounting reference date of that Group Company has or should be changed or any of the accounting principles applied in the preparation of any of the Accounts and the Management Accounts shall be different from the Accounting
              Principles, or if as a result of the introduction or implementation of any SSAP or FRS or any change in any of them or in any applicable law such accounting principles are required to be changed, the Initial Client shall promptly give notice to LND of that change, determination or requirement.

       (b) If LND believes that the financial undertakings set out in this Clause 12.4 need to be amended as a result of any such change, determination or requirement, the Initial Client shall negotiate with LND in good faith to amend the existing financial undertakings so as to provide LND with substantially the same protections as the financial undertakings set out in this Clause
              12.4 (but which are not materially more onerous).

       (c) If the Initial Client and LND cannot agree such amended financial undertakings within 30 days of that notice, the Initial Client and LND shall jointly nominate a firm of chartered accountants to settle the amended financial undertakings, or in default of such nomination LND shall request the President for the time being of the Institute of Chartered Accountants in England and Wales (or his nominee) to nominate a firm of chartered accountants for that purpose. Such accountants shall act as experts and not arbitrators and their decision shall be final and binding on the Parties. The costs of such accountants shall be paid by the Initial Client.

12.4.3 The calculation of ratios and other amounts under this Clause 12.4 shall be made by LND by reference to the latest Accounts, Management Accounts and other financial information of the Group Companies for the Financial Year of the Initial Client, or other period in relation to which the calculation falls to be made. Each determination of LND under this Clause 12.4 shall be conclusive and binding on the Clients except for any manifest error.


13.    DEFAULT

13.1   DEFAULT

       Each of the following shall be a Default:

       (a) NON-PAYMENT: a Client does not pay on the due date any amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds which are not the fault of that Client and such amount is paid within 3 Business Days after its due date for payment; or

       (b) BONA FIDE OBLIGATION: if on more than one occasion any of Clause 12.2(q) is breached or any Group Company retains the proceeds of any Purchased Receivable; or

       (c) OTHER DEFAULTS: subject to Clause 13.2, any Charging Group Company breaches any of its obligations under any Discounting Document (other than the obligations referred to in Clause 13.1(a)) and, if that breach is capable of remedy, it is not remedied within 15 Business Days after notice of that breach has been given by LND to the Initial Client; or

       (d) BREACH OF REPRESENTATION OR WARRANTY: any representation, warranty or statement made or deemed to be made or repeated by any Charging Group Company under any Discounting Document or in any document delivered by or on behalf of any Client under or in connection with any Discounting Document is incorrect when made or deemed to have been repeated; or

       (e) UNLAWFULNESS OR REPUDIATION: it is unlawful for any Charging Group Company to perform or comply with, or any Charging Group Company repudiates, any of its obligations under any Discounting Document; or

       (f) CROSS-DEFAULT: any Indebtedness of all or any of the Group Companies in excess of, in aggregate, (Pounds)20,000:

              (i) is not paid when due or within any originally applicable grace period; or

              (ii) is declared to be or otherwise becomes due and payable prior to its specified maturity,

              or any creditor of all or any of the Group Companies becomes entitled to declare any such Indebtedness due and payable prior to its specified maturity; or

       (g) ATTACHMENT OR DISTRESS: a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of any Group Company (having a value of at least (Pounds)5,000) and such process is not discharged within 21 days; or

       (h) ENFORCEMENT OF SECURITY: any Encumbrance over any of the assets of any Group Company becomes enforceable; or

       (i) INABILITY TO PAY DEBTS: any Group Company (other than a Dormant Subsidiary):

              (i) suspends payment of its debts or is unable or admits its inability to pay its debts as they fall due; or

              (ii) begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Indebtedness; or

              (iii) proposes or enters into any composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

       (j) INSOLVENCY PROCEEDINGS: any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

              (i) any Group Company (other than a Dormant Subsidiary) to be adjudicated or found insolvent; or

              (ii) the winding-up or dissolution of any Group Company other than (A) in respect of a Dormant Subsidiary, (B) in connection with a solvent reconstruction, the terms of which have been previously approved in writing by LND, or
                     (C) a winding-up petition which is proved to the satisfaction of LND to be frivolous or vexatious and which is, in any event, discharged within 14 days of its presentation and before it is advertised; or

              (iii) the appointment of a trustee, receiver, administrative receiver or similar officer in respect of any Group Company or any of its assets; or

       (k) ADJUDICATION OR APPOINTMENT: any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in Clause 13.1(i); or

       (l) ADMINISTRATION ORDER: an application is made to the court for an administration order under the Insolvency Act 1986 with respect to any Group Company (other than a Dormant Subsidiary); or

       (m) ANALOGOUS PROCEEDINGS: any event occurs or proceeding is taken with respect to any Group Company (other than a Dormant Subsidiary) in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clause 13.1(g), (i), (j), (k) or (l); or

       (m) CESSATION OF BUSINESS: any Group Company (other than a Dormant Subsidiary) suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

       (n) CHANGE OF CONTROL: a person, other than a Subsidiary of the Parent, (whether alone or together with any associated person or persons) becomes the beneficial owner of shares in the issued share capital of the Initial Client carrying the right to exercise more than 50 per cent. of the votes exercisable at a general meeting of the Initial Client (for the purposes of this Clause 13.1(n), "ASSOCIATED PERSON" means, in relation to any person, a person who is (i) "acting in concert" (as defined in the City Code on Takeovers and Mergers) with that person or (ii) a "connected person" (as defined in section 839 of the Income and Corporation Taxes Act 1988) of that person); or

       (o) MATERIAL ADVERSE CHANGE: any event or series of events occur which, in the opinion of LND, has or could reasonably be expected to have a Material Adverse Effect; or

       (p) REDEMPTION OF SHARES BY THE INITIAL CLIENT: The Initial Client, without the prior written consent of LND, makes any redemption of any of its shares, purchases any of its shares or otherwise reduces its issued share capital; or

13.2   ACCELERATION, ETC.

       If a Default occurs and remains unremedied LND may, by notice (a "DEFAULT NOTICE") to the Initial Client:

       (a) cancel the Invoice Discounting Facility and require the Clients immediately to repurchase the Purchased Receivables by payment to LND of amounts in each Approved Currency equal to the Funding Amounts for each Approved Currency and to pay all other sums payable under this Agreement, whereupon they shall become immediately due and payable. Upon the service of any Default Notice LND's obligations under this Agreement shall be terminated and the Invoice Discounting Facility shall be cancelled; or

       (b) place all or any part of the Invoice Discounting Facility repayable on demand, so that the Initial Client shall be obliged to immediately repurchase the Purchased Receivables purchased by LND for an amount equal to the Funding Amount together with interest accrued thereon which shall be due and payable on LND's demand.


14.    SET-OFF

       LND may set off any matured obligation owed by a Client under any Discounting Document against any obligation (whether or not matured) owed by LND to that Client, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, LND may convert either obligation at the relevant spot rate of exchange of LND for the purpose of effecting such set-off. LND shall promptly notify the Client upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.


15.    FEES AND EXPENSES

15.1   EXPENSES

       The Initial Client shall on demand pay all reasonable and proper expenses incurred (including legal, valuation and accounting fees and any VAT on those expenses:

       (a) by LND in connection with the negotiation, preparation and execution of the Discounting Documents and the other documents contemplated by the Discounting Documents;

       (b) by LND in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Discounting Document; and

       (c) by LND in enforcing, perfecting, protecting or preserving (or attempting so to do) any of its rights, or in suing for or recovering any sum due from a Client or any other person under any Discounting Document, or in investigating any possible Default.

15.2   ADMINISTRATION FEES

       The Initial Client shall pay to LND an annual administration fee of (Pounds)25,000 plus VAT. In relation to the first year such fee shall be paid at Completion and each subsequent administration fee shall be paid in one amount and on each anniversary of this Agreement.

15.3   ARRANGEMENT FEE

       On the Commencement Date the Initial Client shall pay to LND a fee of (Pounds)90,000 plus VAT.

15.4   DOCUMENTARY TAXES INDEMNITY

       All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating to those duties and Taxes, which are imposed or chargeable on or in connection with any Discounting Document shall be paid by the Clients. LND shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If LND does so the Clients shall on demand indemnify LND against those duties and Taxes and against any costs and expenses incurred by LND in discharging them.

15.5   VAT

15.5.1 All payments made by a Client under the Discounting Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by LND, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

15.5.2 No payment or other consideration to be made or furnished to a Client by LND pursuant to or in connection with any Discounting Document or any transaction or document contemplated in any Discounting Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

15.6   INDEMNITY PAYMENTS

       Where in any Discounting Document a Client has an obligation to indemnify or reimburse LND in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely Tax treatment in the hands of LND (as determined by LND's auditors) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

15.7   DEBITING AUTHORITY

       The Clients authorise LND to debit the amount of any fees payable by any of them under this Agreement from any account held by it with LND.


16     WAIVERS:  REMEDIES CUMULATIVE

       The rights of LND under the Discounting Documents:

       (a)    may be exercised as often as necessary;

       (b) are cumulative and not exclusive of its rights under the general law; and

       (c)    may be waived only in writing and specifically.

       Delay in exercising or non-exercise of any such right is not a waiver of that right.


17.    MISCELLANEOUS

17.1   SEVERANCE

       If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not effect:

       (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

       (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

17.2   COUNTERPARTS

       This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.


18.    NOTICES

18.1   METHOD

       Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

18.2   DELIVERY

       Any notice or other communication to be given by one Party to the other under this Agreement shall (unless one Party has by 15 days' notice to the other Party specified another address) be given to that other Party at the respective addresses given in Clause 18.3 or, in the case of Clients (other than the Initial Client) as set out in the schedule to its relevant Accession Agreement.

18.3   ADDRESSES

       The address and fax number of the Initial Client and LND are:

       (A)  PRESTOLITE ELECTRIC LIMITED:

              Cleveland Road
              Leyland
              Lancashire
              PR5 1XB

              Attention:  The Finance Director
              Fax:   01772 623 679

              Copy:  The Finance Director

              Fax:   0181 756 2790

       (B)    LND:

              Smith House
              Elmwood Avenue
              Feltham
              Middlesex
              TW13 7QD

              Attention:       the Company Secretary
              Fax:             0181 895 7568

              with copies to:  Prestolite Electric Inc
              Fax:             001 313 913 6655

18.4   DEEMED RECEIPT

18.4.1 Any notice or other communication given by LND shall be deemed to have been received:

       (a) if sent by telex with the relevant answerback appearing at the beginning and end of the telex, on the day on which transmitted;

       (b) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

       (c) in the case of a written notice given by hand, on the day of actual delivery; and

       (d) if posted, on the second Business Day following the day on which it was despatched by first class mail postage prepaid,

       provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall only be deemed to have been received on the next Business Day.

18.4.2 Any notice or other communication given to LND shall be deemed to have been given only on actual receipt.


19.    ASSIGNMENTS AND TRANSFERS

19.1   BENEFIT OF AGREEMENT

       This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

19.2   ASSIGNMENTS AND TRANSFERS BY CLIENTS

       No Client shall be entitled to assign or transfer any of its rights or obligations under this Agreement.

19.3   ASSIGNMENTS BY LND

       LND may assign any of its rights and benefits under the Discounting Documents to another bank or other financial institution.

19.4   TRANSFERS BY LND

       LND may transfer any of its rights and obligations under the Discounting Documents to another bank or other financial institution. The Initial Client shall enter into such documents as LND may reasonably stipulate in order to effect any such transfer.

19.5   DISCLOSURE OF INFORMATION

       LND may disclose to its professional advisers and to any actual or potential assignee, transferee or sub-participant any information which LND has acquired under or in connection with any Discounting Document.


20.    INDEMNITIES

20.1   CURRENCY INDEMNITY

20.1.1 Any payment made to or for the account of or received by LND in respect of any moneys or liabilities due, arising or incurred by a Client to LND in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including as a result of a judgment against a Client) and for whatever reason shall constitute a discharge to that Client only to the extent of the Currency of Obligation amount which LND is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by LND) in the London foreign exchange market.

20.1.2 If the amount of the Currency of Obligation which LND is so able to purchase falls short of the amount originally due to LND under this Agreement, then the relevant Client shall immediately on demand indemnify LND against any loss or damage arising as a result of that shortfall by paying to LND that amount in the Currency of Obligation certified by LND as necessary so to indemnify it.

20.2   GENERAL

20.2.1 The indemnities in this Clause 20.1 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent causes of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

20.2.2 The certificate of LND as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Clients except for any manifest error.

21.    LAW

21.1   LAW

       This Agreement is governed by and shall be construed in accordance with English law.


IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT


The conditions referred to in Clause 4.1 are as follows:

1.     DELIVERY OF CERTIFIED COPIES

       LND is satisfied that no Default or Potential Default is continuing and shall have received a Certified Copy of each of the following in form and substance satisfactory to it:

       (a) the certificate of incorporation (and any relative certificate of incorporation on change of name) of the Initial Client and each Group Company;

       (b) the memorandum and articles of association of the Initial Client and each Group Company; and

       (c) the minutes of a meeting of the board of directors of the Initial Client and each Charging Group Company (including the resolutions passed at those meetings):

              (i) approving and authorising the execution, delivery and performance of each Transaction Document to which it is to be a party on the terms and conditions of those documents;

              (ii) showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant company's obligations and liabilities arising under those documents and that all declarations of interests required in connection with any Transaction Document to which it is to be a party were made; and

              (iii) authorising any director whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents.

       (d)    the Parent Loan Agreement;

       (e)    the Memorandum of Repayment;

       (f) a valuation by Messrs Lambert Smith Hampton addressed to the Initial Client of the property at London Road, Acton, London;

       (g)    the Acquisition Documents; and

       (h)    the Disclosure Letter.



2.     DELIVERY OF ORIGINAL NON-SECURITY DOCUMENTATION, ETC.

       LND shall have received each of the following in form and substance satisfactory to it:

       (a)    all items forming the Information Package;

       (b) a certificate from a Director of the Initial Client, addressed to LND, that no further banking facilities are required within the next 3 years other than those facilities as contained within the Discounting Documents;

       (c) a letter to LND from the insurance broker to the Group confirming that all required insurances are in effect and that no other insurance is necessary;

       (d) a letter from the Auditors addressed to LND confirming that they are aware of the provisions of Clauses 1, and 12.4 of this Agreement;

       (e) confirmation from William Mercer that arrangements for the transfer of pensions obligations and contributions of the Vendor are satisfactory;

       (g)    a certificate from a secretary of the Initial Client that:

              (i) the Parent has made the subscriptions for Ordinary Shares in accordance with the Memorandum of Repayment and that the shares subscribed for have been issued fully paid; and

              (ii) the Parent Loan was drawn down so that the Initial Client has available to it the sum of (Pounds)18,453,000 and that such sum was applied prior to the first utilisation under this Agreement;

       (h) deeds of release in respect of any security in favour of Citicorp Industrial Credit Inc. and Cheltenham & Gloucester; and

       (i) the NWB Priority Letter and a Letter of Waiver from NWB to LND in relation to (among other things) the NWB Security.

3.     DELIVERY OF SECURITY DOCUMENTS

       LND shall have received each of the following in form and substance satisfactory to it:

       (a)    a Deed of Charge duly executed by the Initial Client;

       (b)    the Subordination Agreement duly executed by the parties to it.

       together with, in each case, all documents deliverable with them.


4.  MISCELLANEOUS

       (a) LND shall be satisfied with its "pre-completion operational survey" of the Initial Client; and

       (b) LND shall have received the administration fee for the first 12 month period under Clause 15.2 and the arrangement fee payable under Clause 15.3.

                                   SCHEDULE 2

                          FORM OF ACCESSION AGREEMENT


THIS AGREEMENT is made this [      ] day of [                ] 19[    ] by
[             ] (the "NEW PARTY") in favour of the other parties to the Invoice
Discounting Agreement (as defined below).


RECITALS:

(A)    This Agreement is supplemental to an invoice discounting agreement (the
       "INVOICE DISCOUNTING AGREEMENT") dated [                  ] made between
       (1) Prestolite Electric Limited and (2) Lombard NatWest Discounting Limited.

(B) The New Party wishes to accede to the Invoice Discounting Agreement as a Client.

(C) It is a term of the Invoice Discounting Agreement that, in order to accede as a Client, the New Party must enter into this Agreement.


NOW THIS DEED WITNESSES AS FOLLOWS

1. Terms defined and references construed in the Invoice Discounting Agreement shall have the same meanings and construction in this Agreement.

2.     The New Party:

       (a) shall accede to the Invoice Discounting Agreement immediately upon LND countersigning this Agreement and shall be bound by all the terms and conditions of the Invoice Discounting Agreement insofar as they relate to a Client as if the New Party was a party to the Invoice Discounting Agreement in such capacity from date of this Agreement;

       (b)    represents and warrants to LND in the terms of Clauses [11.1(a) to
              (g)] but such representations and warranties shall be given so as to apply, mutatis mutandis, to the New Party only; and


       (c) confirms that it has delivered to LND the documents specified in the Schedule to this Agreement.

3. NWB and accounts of the New Party for the purpose of Clause 5.3.3 are as follows:

       COLUMN A                          COLUMN B

       *[Approved Currency]              *[bank and account]


IN WITNESS whereof the New Party has caused this Agreement to be executed on the day set out above.

THE NEW PARTY

SIGNED by
[                    ]
for and on behalf of
[NEW PARTY] LIMITED



LND

SIGNED by
[                    ]
for and on behalf of
LOMBARD NATWEST DISCOUNTING LIMITED

                                    SCHEDULE


(a) A Certified Copy of our memorandum and articles of association or equivalent constitutional documents.

(b) A Certified Copy of the resolution of our Board of Directors approving the transactions contemplated by this Agreement and authorising the execution of this Agreement and any other documents contemplated by the Invoice Discounting Agreement.

(c) Certified Copies of all other resolutions, authorisations, approvals, consents and licences, corporate, official or otherwise, necessary or desirable, to enable us to give effect to the transactions contemplated by this Agreement and for the validity and enforceability of this Agreement.

                                   SCHEDULE 3

                                     PART I




To:    Lombard NatWest Discounting Limited
       Smith House
       Elmwood Avenue
       Feltham
       Middlesex
       TW13 7QD

                                                                     [Date]Date]


Dear Sirs

COMMITTED INVOICE DISCOUNTING AGREEMENT DATED ** (THE "CIDA").

We refer to the CIDA. Terms defined in the CIDA shall have the same meaning in this letter. This letter is the Offer referred to in the CIDA.

Under Clause [5.1] of the CIDA each Client offers to you for purchase each of its Receivables [a schedule of which is enclosed with this letter] on the terms of the CIDA.

This Offer shall be governed by, and construed in accordance with, English law.

Yours faithfully



For and on behalf of
**

                                   SCHEDULE 3


                                    PART II


To:    [Client]
       [address]


                                                                          [Date]


Dear Sirs

COMMITTED INVOICE DISCOUNTING AGREEMENT DATED ** (THE "CIDA").

We refer to Clause 5.1 of the CIDA and accept your offer for sale of each of the Receivables marked "*" on the enclosed schedule, on the terms of the CIDA.

This acceptance shall be governed by, and construed in accordance with, English law.

Yours faithfully



For and on behalf of
LOMBARD NATWEST DISCOUNTING LIMITED

The Initial Client

SIGNED by J WILKINSON                        )
                                             )
for and on behalf of                         )   J WILKINSON
PRESTOLITE ELECTRIC LIMITED                  )



LND

SIGNED by ANDREW DARLING                     )
                                             )
for and on behalf of                         )   ANDREW DARLING
LOMBARD NATWEST DISCOUNTING LIMITED          )